UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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The following materials were posted by United States Steel Corporation to its internal company news application, X App, on February 16, 2024:

Title:

Update on USW Right to Bid Meeting with U. S. Steel

Description:

U. S. Steel leadership met with the USW today -- read here for details.

Body:

As you likely know, the United Steelworkers (USW) alleges that U. S. Steel did not honor the Right to Bid provisions of the 2022 Basic Labor Agreement (BLA) relating to the proposed acquisition of U. S. Steel by Nippon Steel.

Earlier today, President & CEO Dave Burritt, Senior Vice President, General Counsel and Chief Ethics & Compliance Officer Duane Holloway, and Vice President and Chief Labor Relations Officer Karl Kocsis met with key members of the USW in a good faith attempt to resolve this dispute.

U. S. Steel fully complied with the BLA, including the Right to Bid provisions, throughout the strategic alternatives review process. From early on, the USW assigned its right to bid to Cleveland-Cliffs, and Cliffs participated fully in the bidding process. Ultimately and after a thorough review, the U. S. Steel Board of Directors reasonably concluded that Nippon Steel’s bid was more favorable to the company and/or its shareholders -- taking into consideration the price, form of consideration, certainty of payment, conditions precedent to closing, regulatory and competitive factors, and other factors influencing which of the proposals was in the best interest of the company and its shareholders. This determination was made in accordance with the terms of the BLA.

While there was no resolution of the dispute during today’s meeting, we will continue to participate in any dispute resolution process in good faith and continue to honor the BLA.

As always, if you have any questions, please contact your local union official.

The following email was sent to employees of United States Steel Corporation on February 16, 2024:

Mailbox: U. S. Steel Communications

Subject: On Behalf of Karl Kocsis: Update on USW Right to Bid Meeting with U. S. Steel

Sent: Friday, February 16, 2024 12:15 p.m. Eastern

February 16, 2024

Dear Colleagues:

As you likely know, the United Steelworkers (USW) have raised allegations concerning U. S. Steel’s compliance with the 2022 Basic Labor Agreement (BLA) relating to the proposed acquisition of U. S. Steel by Nippon Steel. One of their allegations is that U. S. Steel did not comply with the “Right to Bid” provision of the BLA. A meeting was held today between U. S. Steel and the USW to discuss this dispute.

We posted an update on X App [LINK] today, and we encourage you and your teams to read it. In addition, please see below for additional background so that you are prepared if you get questions from your teams.

•	On January 11, 2024, the USW sent U. S. Steel a letter alleging that U. S. Steel did not follow the Right to Bid provision of the BLA.

•	U. S. Steel fully complied with the BLA throughout the strategic alternatives review process.

•	In August 2023, the USW assigned their right to bid, consistent with provisions of the BLA, to Cleveland-Cliffs, and Cliffs provided multiple bids to acquire U.S. Steel through the strategic alternatives review process.

•	Ultimately and after a thorough review, the U. S. Steel Board of Directors reasonably concluded that Nippon Steel’s bid was more favorable to the company and/or its shareholders -- taking into consideration the price, form of consideration, certainty of payment, conditions precedent to closing, regulatory and competitive factors, and other factors influencing which of the proposals was in the best interest of the company and its shareholders. This determination was made in accordance with the terms of the BLA.

•	The BLA does not grant the USW a veto right over the acquisition. Instead, the BLA dictates that the Board of Directors should determine what is in the best interest of U. S. Steel and/or its shareholders – and the Board determined that was a transaction with Nippon Steel.

•	Nippon Steel is a highly-regarded player in our industry with a strong balance sheet and a history of investing in R&D; they have committed to honor all USW agreements and maintain our Pittsburgh headquarters and operations in the rest of the country.

•	U. S. Steel President & CEO Dave Burritt, Senior Vice President, General Counsel and Chief Ethics & Compliance Officer Duane Holloway, and Vice President and Chief Labor Relations Officer Karl Kocsis met with key members of the USW in a good faith attempt to resolve this dispute. Unfortunately, no resolution was reached. Per the BLA, if the dispute is not resolved, U. S. Steel and the USW can agree to an alternative dispute resolution process or the USW can file a complaint in federal court in the Western District of Pennsylvania.

•	This dispute does not change what we continue to focus on: safety, environmental excellence and quality.

Please contact the Labor Relations lead at your facility if you have additional questions. As always, your USW-represented employees should contact their local union official.

Regards,

Karl

Additional Information and Where to Find It

This communication relates to the proposed transaction between the United States Steel Corporation (the “Company”) and Nippon Steel Corporation (“NSC”). In connection with the proposed transaction, the Company has filed and will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”), a preliminary version of which was filed with the SEC on January 24, 2024. The information in the preliminary Proxy Statement is not complete and may be changed. The definitive Proxy Statement will be filed with the SEC and delivered to stockholders of the Company. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction. The proposed transaction will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (A PRELIMINARY FILING OF WHICH HAS BEEN MADE WITH THE SEC), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NSC AND THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain free copies of the preliminary Proxy Statement and the definitive Proxy Statement (the latter if and when it is available), as well as other documents containing important information about the Company, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the other documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone 412-433-1121, or from the Company’s website www.ussteel.com.

Participants in the Solicitation

NSC, the Company and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement, a preliminary version of which was filed with the SEC on January 24, 2024. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and was included in the preliminary version of the Proxy Statement filed with the SEC. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the possibility that the Company’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in NSC’s regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well as tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this communication is as of the date above. Neither the Company nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.